                              AMENDED AND RESTATED

                   DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                      with

                       OppenheimerFunds Distributor, Inc.

                              For Class C Shares of

                       Oppenheimer Value Fund, a Series of
                          Oppenheimer Value Fund, Inc.

This  Amended and  Restated  Distribution  and Service  Plan and  Agreement  (the
"Plan") is dated as of the 26th day of October,  2005, by and between Oppenheimer
Value  Fund  (the  "Fund"),  a  series  of  Oppenheimer  Value  Fund,  Inc.  (the
"Company") and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.    The Plan.  This Plan is the Fund's  written  distribution  and service plan for Class C shares  of the Fund  (the  "Shares"),  designed  to  comply  with the provisions  of Rule  12b-1 as it may be  amended  from time to time (the  "Rule")
under the Investment Company Act of 1940 (the "1940 Act").  Pursuant to this Plan the Fund will  compensate the Distributor for its services in connection with the distribution of Shares,  and the personal  service and maintenance of shareholder accounts  that  hold  Shares  ("Accounts").  The Fund may act as  distributor  of securities  of which it is the  issuer,  pursuant to the Rule,  according  to the terms of this Plan.  The terms and  provisions of this Plan shall be  interpreted and defined in a manner consistent with the provisions and definitions  contained in (i) the  Fund's  Registration  Statement,  (ii) the 1940 Act,  (iii) the Rule,
(iv) Rule 2830 of the Conduct  Rules of the National  Association  of  Securities
Dealers,  Inc., or any applicable  amendment or successor to such rule (the "NASD
Conduct Rules") and (v) any conditions pertaining either to  distribution-related expenses  or to a plan of  distribution  to which the Fund is  subject  under any order on which the Fund  relies,  issued at any time by the U.S.  Securities  and
Exchange Commission ("SEC").

2.    Definitions.  As used in this  Plan,  the  following  terms  shall have the following meanings:

      (a)  "Recipient"  shall mean any broker,  dealer,  bank or other  person or entity which:  (i) has rendered  assistance  (whether direct,  administrative  or both) in the  distribution  of  Shares  or has  provided  administrative  support services  with  respect  to  Shares  held by  Customers  (defined  below)  of the
Recipient;  (ii) shall furnish the  Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably  request to answer such questions as may arise  concerning  the sale of Shares;  and (iii) has been selected by the
Distributor to receive payments under the Plan.

      (b)  "Independent  Directors" shall mean the members of the Company's Board of  Directors  who are not  "interested  persons" (as defined in the 1940 Act) of the  Company  and who  have no  direct  or  indirect  financial  interest  in the operation of this Plan or in any agreement relating to this Plan.

      (c) "Customers"  shall mean such brokerage or other customers or investment advisory  or other  clients  of a  Recipient,  and/or  accounts  as to which such
Recipient  provides  administrative  support  services or is a custodian or other fiduciary.

      (d) "Qualified Holdings" shall mean, as to any Recipient,  all Shares owned beneficially  or of record  by:  (i) such  Recipient,  or (ii)  such  Recipient's
Customers,  but in no event  shall any such  Shares be deemed  owned by more than one  Recipient  for purposes of this Plan. In the event that more than one person or entity  would  otherwise  qualify as  Recipients  as to the same  Shares  with respect to the payment of the  Asset-Based  Sales  Charge  and/or the Service Fee
(defined below),  the Recipient which is the dealer of record on the Fund's books as determined by the Distributor  shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.    Payments for Distribution Assistance and Administrative Support Services.

      (a) Payments to the  Distributor.  In consideration of the payments made by the Fund to the  Distributor  under  this Plan,  the  Distributor  shall  provide administrative  support  services  and  distribution  services to the Fund.  Such services  include  distribution  assistance and  administrative  support services rendered in connection with Shares (1) sold in purchase transactions,  (2) issued in exchange for shares of another  investment  company for which the  Distributor serves as distributor  or  sub-distributor,  or (3) issued  pursuant to a plan of reorganization  to which  the Fund is a party.  If the  Board  believes  that the
Distributor  may  not  be  rendering  appropriate   distribution   assistance  or
administrative  support services in connection with the sale of Shares,  then the
Distributor,  at the request of the Board, shall provide the Board with a written report  or  other  information  to  verify  that  the  Distributor  is  providing appropriate  services in this regard.  For such services,  the Fund will make the following payments to the Distributor:

            (i) Administrative  Support Service Fees. Within forty-five (45) days of the  end of  each  calendar  quarter,  the  Fund  will  make  payments  in the aggregate  amount of 0.0625% (0.25% on an annual basis) of the average during the period of the  aggregate  net asset value of the Shares  computed as of the close of each  business day (the  "Service  Fee").  Such Service Fee payments  received from the Fund  will  compensate  the  Distributor  for  providing  administrative support services with respect to Accounts.  The  administrative  support services in  connection  with  Accounts  may  include,  but shall not be  limited  to, the administrative  support  services  that a Recipient  may render as  described  in
Section 3(b)(i) below.

            (ii)  Distribution  Assistance Fees (Asset-Based  Sales Charge).  The
Fund may make  payments  of an  "Asset-Based  Sales  Charge" of up to 0.0625% per
month  (0.75%  on an  annual  basis)  of the  average  during  the  month  of the aggregate  net asset value of Shares  computed  as of the close of each  business day.  Such  Asset-Based  Sales  Charge  payments  received  from  the  Fund  will compensate the  Distributor for providing  distribution  assistance in connection with the sale of Shares.

            The   distribution   assistance   services  to  be  rendered  by  the
Distributor in connection  with the Shares may include,  but shall not be limited to, the following:  (i) paying sales commissions to any broker,  dealer,  bank or other person or entity that sells  Shares,  and/or  paying such persons  "Advance
Service  Fee  Payments"  (as  defined  below) in  advance  of,  and/or in amounts greater than,  the amount  provided for in Section 3(b) of this  Agreement;  (ii)
paying  compensation  to and expenses of personnel of the Distributor who support distribution  of Shares by  Recipients;  (iii)  obtaining  financing or providing such  financing from its own  resources,  or from an affiliate,  for the interest and other borrowing costs of the Distributor's  unreimbursed expenses incurred in rendering  distribution  assistance and  administrative  support  services to the
Fund;  and  (iv)  paying  other  direct  distribution  costs,  including  without limitation the costs of sales  literature,  advertising and  prospectuses  (other than  those  prospectuses  furnished  to current  holders  of the  Fund's  shares
("Shareholders")) and state "blue sky" registration expenses.

      (b) Payments to Recipients.  The  Distributor is authorized  under the Plan to pay Recipients (1)  distribution  assistance  fees for rendering  distribution assistance  in  connection  with the sale of Shares  and/or (2) service  fees for rendering  administrative support services with respect to Accounts.  However, no such  payments  shall  be made to any  Recipient  for any  period  in  which  its
Qualified  Holdings  do not  equal  or  exceed,  at the end of such  period,  the minimum amount ("Minimum Qualified Holdings"),  if any, that may be set from time to time by a majority of the Independent Directors.  All fee payments made by the
Distributor  hereunder  are  subject  to  reduction  or  chargeback  so that  the aggregate  service fee  payments  and Advance  Service Fee Payments do not exceed the limits on payments  to  Recipients  that are, or may be,  imposed by the NASD
Conduct Rules. The Distributor may make Plan payments to any "affiliated  person"
(as  defined  in the  1940  Act) of the  Distributor  if such  affiliated  person qualifies as a Recipient or retain such payments if the Distributor  qualifies as a Recipient.

            In  consideration  of  the  services  provided  by  Recipients,   the
Distributor shall make the following payments to Recipients:

            (i) Service Fee. In consideration of administrative  support services provided by a Recipient,  the Distributor shall make service fee payments to that
Recipient  quarterly  or at such  other  interval  as deemed  appropriate  by the
Distributor,  within  forty-five (45) days of the end of each calendar quarter or other period,  at a rate not to exceed  0.0625% (0.25% on an annual basis) of the average  during the period of the aggregate  net asset value of Shares,  computed as of the close of each  business  day,  constituting  Qualified  Holdings  owned beneficially  or of record by the  Recipient or by its  Customers for a period of more than the minimum period (the "Minimum Holding Period"),  if any, that may be set from time to time by a majority of the Independent Directors.

            Alternatively,  the  Distributor  may, at its sole  option,  make the following  service fee payments to any Recipient,  within forty-five (45) days of the end of each calendar quarter or at such other interval as deemed  appropriate by the  Distributor:  (A) "Advance  Service Fee Payments" at a rate not to exceed
0.25%  of the  average  during  the  calendar  quarter  or  other  period  of the aggregate net asset value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting Qualified Holdings, sold by the Recipient during that period and owned  beneficially  or of record by the  Recipient  or by its  Customers,  plus (B)  service fee  payments at a rate not to exceed  0.0625%
(0.25% on an annual basis) of the average  during the period of the aggregate net asset  value  of  Shares,  computed  as  of  the  close  of  each  business  day, constituting  Qualified Holdings owned beneficially or of record by the Recipient or by its  Customers  for a period of more than one (1) year. In the event Shares are  redeemed  less than one year  after  the date such  Shares  were  sold,  the
Recipient  is obligated  to and will repay the  Distributor  on demand a pro rata portion of such  Advance  Service  Fee  Payments,  based on the ratio of the time such Shares were held to one (1) year.

            The  administrative  support services to be rendered by Recipients in connection  with the  Accounts  may  include,  but shall not be  limited  to, the following:  answering  routine  inquiries  concerning the Fund,  assisting in the establishment  and  maintenance  of  accounts  or  sub-accounts  in the  Fund and processing Share redemption transactions,  making the Fund's investment plans and dividend  payment  options  available,  and providing such other  information and services  in  connection  with the  rendering  of  personal  services  and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

            (ii)  Distribution   Assistance  Fee  (Asset-Based   Sales  Charge)
Payments.  Irrespective  of whichever  alternative  method of making  service fee
payments  to  Recipients  is  selected  by  the  Distributor,   in  addition  the
Distributor  shall make  distribution  assistance  fee payments to each Recipient quarterly,  or at such other interval as deemed  appropriate by the  Distributor, within  forty-five  (45) days  after the end of each  calendar  quarter  or other period,  at a rate not to  exceed  0.1875%  (0.75%  on an  annual  basis)  of the average during the period of the aggregate net asset value of Shares  computed as of  the  close  of  each  business  day  constituting  Qualified  Holdings  owned beneficially  or of record by the Recipient or its Customers for a period of more than one (1) year.  Alternatively,  at its sole option,  the Distributor may make distribution  assistance  fee  payments  to a  Recipient  quarterly,  at the rate described above, on Shares constituting  Qualified Holdings owned beneficially or of record by the Recipient or its Customers  without regard to the 1-year holding period described above.  Distribution  assistance fee payments shall be made only to Recipients that are registered  with the SEC as a broker-dealer  or are exempt from registration.

            The  distribution  assistance  to be  rendered by the  Recipients  in connection with the sale of Shares may include,  but shall not be limited to, the following:  distributing  sales  literature  and  prospectuses  other  than those furnished to current Shareholders,  providing compensation to and paying expenses of  personnel  of the  Recipient  who support the  distribution  of Shares by the
Recipient,  and providing such other  information and services in connection with the  distribution  of  Shares  as the  Distributor  or the  Fund  may  reasonably request.

      (c) A majority of the  Independent  Directors  may at any time or from time to time (i) increase or decrease  the rate of fees to be paid to the  Distributor or to any Recipient,  but not to exceed the maximum rates set forth above, and/or
(ii) direct the  Distributor to increase or decrease any Minimum  Holding Period, any maximum period set by a majority of the  Independent  Directors  during which fees will be paid on Shares  constituting  Qualified  Holdings owned beneficially or of record by a Recipient or by its Customers (the "Maximum  Holding  Period"),
or Minimum  Qualified  Holdings.  The Distributor  shall notify all Recipients of any Minimum  Qualified  Holdings,  Maximum  Holding  Period and  Minimum  Holding
Period that are  established  and the rate of payments  hereunder  applicable  to
Recipients,  and shall provide each  Recipient  with written notice within thirty
(30) days after any change in these  provisions.  Inclusion of such provisions or a  change  in  such  provisions  in  a  supplement  or  Statement  of  Additional
Information  or  amendment  to or  revision of the  prospectus  or  Statement  of
Additional Information of the Fund shall constitute sufficient notice.

      (d) The Service Fee and the Asset-Based  Sales Charge on Shares are subject to  reduction or  elimination  under the limits that apply to such fees under the
NASD Conduct Rules relating to sales of shares of open-end funds.

      (e)  Under  the  Plan,  payments  may  also be made to  Recipients:  (i) by
OppenheimerFunds,  Inc. ("OFI") from its own resources (which may include profits derived  from  the  advisory  fee it  receives  from  the  Fund),  or (ii) by the
Distributor  (a  subsidiary of OFI),  from its own  resources,  from  Asset-Based
Sales Charge payments or from the proceeds of its borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

      (f)   Recipients  are  intended  to  have  certain  rights  as  third-party beneficiaries  under this Plan,  subject to the  limitations  set forth below. It may  be  presumed  that a  Recipient  has  provided  distribution  assistance  or administrative  support services  qualifying for payment under the Plan if it has
Qualified  Holdings of Shares  that  entitle it to  payments  under the Plan.  If either the  Distributor or the Board believe that,  notwithstanding  the level of
Qualified  Holdings,  a Recipient may not be rendering  appropriate  distribution assistance  in  connection  with the sale of  Shares  or  administrative  support services for Accounts,  then the Distributor,  at the request of the Board, shall require the Recipient to provide a written report or other  information to verify that said  Recipient  is providing  appropriate  distribution  assistance  and/or services in this regard.  If the  Distributor  or the Board of Trustees  still is not  satisfied  after the  receipt of such  report,  either may take  appropriate steps to  terminate  the  Recipient's  status  as a  Recipient  under  the  Plan, whereupon such Recipient's  rights as a third-party  beneficiary  hereunder shall
terminate.   Additionally,   in  their   discretion  a  majority  of  the  Fund's
Independent  Directors at any time may remove any broker,  dealer,  bank or other person or entity as a Recipient,  whereupon such person's or entity's rights as a
third-party  beneficiary  hereof  shall  terminate.   Notwithstanding  any  other
provision  of this Plan,  this Plan does not obligate or in any way make the Fund liable  to make any  payment  whatsoever  to any  person  or  entity  other  than directly  to the  Distributor.  The  Distributor  has no  obligation  to pay  any
Service Fees or Distribution  Assistance Fees to any Recipient if the Distributor
has not received  payment of Service Fees or  Distribution  Assistance  Fees from the Fund.

4.    Selection  and  Nomination of Trustees.  While this Plan is in effect,  the selection  and  nomination  of persons to be Directors of the Company who are not
"interested  persons"  of  the  Company  ("Disinterested   Directors")  shall  be
committed to the  discretion of the incumbent  Disinterested  Directors.  Nothing herein shall prevent the incumbent  Disinterested  Directors from  soliciting the views or the  involvement  of others in such  selection or  nomination as long as the  final  decision  on any such  selection  and  nomination  is  approved  by a majority of the incumbent Disinterested Directors.

5.    Reports.  While this Plan is in effect,  the Treasurer of the Company shall provide  written  reports to the  Company's  Board for its review,  detailing the aggregate  amount of payments  made under this Plan and the purpose for which the payments  were made.  The reports  shall be provided  quarterly,  and shall state whether all provisions of Section 3 of this Plan have been complied with.

6.    Related Agreements.  Any agreement related to this Plan shall be in writing and  shall  provide  that:  (i) such  agreement  may be  terminated  at any time, without  payment  of any  penalty,  by a vote of a  majority  of the  Independent
Directors  or by a vote of the  holders of a  "majority"  (as defined in the 1940
Act) of the  Fund's  outstanding  voting  Class C shares;  (ii) such  termination shall be on not more than sixty  days'  written  notice to any other party to the agreement;  (iii) such agreement  shall  automatically  terminate in the event of its  "assignment" (as defined in the 1940 Act); (iv) such agreement shall go into effect when approved by a vote of the Board and its  Independent  Directors  cast in person at a meeting  called for the purpose of voting on such  agreement;  and
(v) such  agreement  shall,  unless  terminated as herein  provided,  continue in effect  from  year to year  only so  long  as such  continuance  is  specifically approved at least annually by a vote of the Board and its  Independent  Directors cast in person at a meeting called for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination and Amendment.  This Amended and
Restated  Plan has  been  approved  by a vote of the  Board  and its  Independent
Directors  and  replaces  the Fund's  prior  Distribution  and  Service  Plan and
Agreement for Class C shares.  Unless  terminated  as  hereinafter  provided,  it shall  continue in effect until renewed by the Board in accordance  with the Rule and  thereafter  from year to year or as the Board may  otherwise  determine  but only so long as such continuance is specifically  approved at least annually by a vote of the  Board  and its  Independent  Directors  cast in  person at a meeting called for the purpose of voting on such continuance.

      This Plan may not be amended to increase  materially the amount of payments to be made under this Plan,  without  approval of the Class C  Shareholders  at a meeting called for that purpose and all material  amendments  must be approved by a vote of the Board and of the Independent Directors.

      This  Plan may be  terminated  at any time by a vote of a  majority  of the
Independent  Directors or by the vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class C voting shares.  In the event of such  termination,  the Board and its  Independent  Directors  shall determine whether the  Distributor  shall be entitled to payment  from the Fund of all or a portion of the  Service  Fee and/or the  Asset-Based  Sales  Charge in respect of
Shares sold prior to the effective date of such termination.

8.    Disclaimer  of  Shareholder   and  Director   Liability.   The  Distributor
understands  that the  obligations  of the Fund under  this Plan are not  binding upon any Trustee or  shareholder of the Fund  personally,  but bind only the Fund and the Fund's  property.  The  Distributor  represents that it has notice of the provisions  of the  Declaration  of Trust of the Fund  disclaiming  Director  and shareholder liability for acts or obligations of the Fund.

                           Oppenheimer Value Fund, a series of
                           Oppenheimer Series Fund, Inc.

                                /s/ Phillip S. Gillespie
                           By:  ________________________________________
                                Phillip S. Gillespie, Assistant Secretary

                           OppenheimerFunds Distributor, Inc.

                                /s/ James H. Ruff
                           By:  __________________________
                                James H. Ruff, President